EXHIBIT 11

   STATEMENT RE: BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
   (in thousands, except earnings (loss) per share data)


                                            Year Ended December 31,
                            ----------------------------------------------------


                                       1998             1997               1996
                            -------------     ------------   -------------------


     Net  income (loss)               $ 389           ($ 255)         ($ 905)
     Basic earnings (loss)
     per common share                 $ .02           ($ .02)         ($ .07)
     Diluted earnings per
     common share                     $ .02              n/a             n/a
     Weighted average common
     shares outstanding              17,333           13,535           12,597
     Weighted average common
     shares outstanding              18,358              n/a             n/a
     assuming dilution



* Common stock equivalents are considered anti-dilutive and therefore are not included in the diluted computation.